UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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OXiGENE, Inc.

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321 ARSENAL STREET

WATERTOWN, MASSACHUSETTS 02472

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 11, 2003

TO OUR STOCKHOLDERS:

Please take notice that the 2003 annual meeting of stockholders (the “Annual Meeting”) of OXiGENE, Inc., a Delaware corporation (“OXiGENE”), will be held on Wednesday, June 11, 2003, at 10:00 a.m., local time, at OXiGENE’s principal offices, located at 321 Arsenal Street, Watertown, Massachusetts 02472, for the following purposes:

1.	To elect six members to the Board of Directors to hold office until the 2004 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as our independent public accountants for the fiscal year ending December 31, 2003; and

3.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on April 14, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Frederick W. Driscoll

President and Chief Executive Officer

May 8, 2003

321 ARSENAL STREET

WATERTOWN, MASSACHUSETTS 02472

(617) 673-7800

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, JUNE 11, 2003

We have sent you this proxy statement (the “Proxy Statement”) and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2003 annual meeting of stockholders (the “Annual Meeting”) and any adjournments of the Annual Meeting. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card. This Proxy Statement and the proxy card were first mailed to stockholders on or about May 8, 2003.

Who Can Vote.    Record holders of our common stock at the close of business on the record date, April 14, 2003, may vote at the Annual Meeting. On the record date, approximately 88 record holders held 12,676,664 shares of outstanding common stock. Holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders.

How You Can Vote.    You can only vote your shares if you are either present in person or represented by proxy at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote. If you properly fill in your proxy card and send it to us in time, the “proxy” (one of the individuals named on the proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the proxy will vote your shares as recommended by the Board of Directors.

Recommendation of the Board of Directors.    The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the six (6) nominees for director; and

•	“FOR” the ratification of the selection of Ernst & Young LLP as our independent public accountants for the fiscal year ending December 31, 2003.

If any other matter is properly presented, the proxy will vote your shares in accordance with his best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

Revocation of Proxies.    If you return your proxy card, you may revoke it at any time before it is exercised. You may revoke your proxy card in any one of the following ways:

•	by voting in person at the Annual Meeting;

•	by delivering a written notice of revocation dated after the proxy card to our principal offices at 321 Arsenal Street, Watertown, Massachusetts 02472; or

•	by timely delivering another proxy card dated after the proxy card that you wish to revoke.

Voting in Person.    If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 14, 2003, the record date for determining who is entitled to vote.

Required Votes.    The votes that are required for each proposal are:

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected.

Proposal 2: Ratify Selection of Accountants	The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of independent public accountants.

Broker Non-Votes, Withholdings and Abstentions.

• Broker Non-Votes: If your broker holds your shares in its name, the broker will be entitled to vote your shares on both Proposal 1 and Proposal 2 even if it does not receive instructions from you. If your broker cannot vote your shares on a particular matter because the broker does not have instructions from you or discretionary voting authority on that matter, this is referred to as a “broker non-vote.”

•  Withholdings: Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote.

•  Abstentions: Because abstentions are treated as shares present or represented and entitled to vote at the Annual Meeting, abstentions with respect to Proposal 2 have the same effect as votes against the proposal.

Quorum.    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Throughout this Proxy Statement, the terms “OXiGENE,” “WE,” “US,” “OUR” or “COMPANY” mean, collectively, OXiGENE, Inc. and its Swedish subsidiary, OXiGENE Europe AB.

PROPOSAL 1— ELECTION OF DIRECTORS

Information concerning the nominees for election to the Board of Directors is set forth below. Each nominee for election to the Board of Directors has consented to being named as a nominee and has agreed to serve if elected. If elected, each director would serve for a one-year term, expiring at the 2004 annual meeting of stockholders and until his successor is elected. We will vote your shares as you specify on your proxy card. If you sign, date and return the proxy card but do not specify how you want your shares voted, we will vote them FOR the election of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. If we do not name a substitute nominee, the size of the Board of Directors will be reduced. We are not aware of any circumstances that would render any nominee for director unavailable.

Our Board of Directors currently consists of seven members, including three members who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under our by-laws, the number of members of our Board of Directors is fixed from time to time by the Board of Directors, and directors serve in office until the next annual meeting of stockholders and until their successors have been elected and qualified. The Board of Directors has set the size of the Board of Directors at six, effective at the Annual Meeting, and nominated Messrs. Joel-Tomas Citron, Frederick W. Driscoll, Gerald A. Eppner, Arthur B. Laffer, Per-Olof Söderberg and William N. Shiebler for election at the Annual Meeting. The six nominees include three members who would be “Non-Employee Directors” within the meaning of Rule 16b-3 of the Exchange Act.

Each nominee for election to the Board of Directors is currently serving as a director. The following information with respect to each nominee has been furnished to us by that nominee. The ages of the nominees are as of March 31, 2003. Messrs. Citron and Driscoll are currently employed by us.

JOEL-TOMAS CITRON

Age:	40

Director Since:	2000; Chairman of the Board since December 2001

Principal Occupation:	Mr. Citron is President and Chief Executive Officer of Jovian Holdings Inc.

Business Experience:

Mr. Citron has served as President and Chief Executive Officer of Jovian Holdings Inc. since 2002. Mr. Citron has served as the Chairman of Proflowers, Inc., a San Diego-based company since 2001. From 1998 to 2001 he was President and Chief Executive Officer of Miami-based MasTec, Inc. Mr. Citron served as Chairman of the Board and President of Proventus Inc., and was a Senior Executive of Proventus AB, a large international investment company based in Stockholm, Sweden, from 1992 to 1998.

Other Directorships:	Chairman of Proflowers, Inc. (private)

FREDERICK W. DRISCOLL

Age:	52

Director Since:	2002

Principal Occupation:

Mr. Driscoll replaced Dr. Björn Nordenvall as our President and Chief Executive Officer upon Dr. Nordenvall’s resignation effective June 11, 2002. Prior to that, Mr. Driscoll served as President of Finance and Operations since 2000.

Business Experience:

Prior to joining us, from 1996 to 2000, Mr. Driscoll worked at Collagenesis Corporation, most recently as Senior Vice President of Finance and Operations. From 1974 to April 1996, he served in various senior management positions at Instrumentation Laboratory.

Other Directorships:	Neurofibromatosis, Inc. (private)

GERALD A. EPPNER

Age:	64

Director Since:	1997

Principal Occupation:	Mr. Eppner is a Partner at Cadwalader, Wickersham & Taft, a New York law firm.

Business Experience:

Mr. Eppner has experience in domestic and international corporate and securities law matters. Mr. Eppner has been in private practice in New York City since 1966. For more than five years prior to 1966, Mr. Eppner was an employee of certain agencies and departments of the United States government.

Other Directorships:	None

ARTHUR B. LAFFER, PH. D.

Age:	62

Director Since:	1998

Principal Occupation:

Dr. Laffer has been the Chairman and Chief Executive Officer of Laffer Associates, an economic research and financial consulting firm since 1979. Dr. Laffer is also a co-founder, Chairman and Chief Executive Officer of Laffer Advisers, Inc., a broker dealer, since 1981, and a co-founder, Chairman and Chief Executive Officer of Laffer Investments, an institutional money management firm, since 1999.

Business Experience:

Dr. Laffer is a founding member of the Congressional Policy Advisory Board, a group selected to shape economic policies in the One Hundred Fifth Congress. From 1980 to 1988, Dr. Laffer was a member of President Ronald Reagan’s Economic Policy Advisory Board. Dr. Laffer was a member of the Policy Committee and the Board of Directors of the American Council for Capital Formation in Washington, D.C. He was a Distinguished University Professor at Pepperdine University, and a member of Pepperdine’s Board of Directors. From 1976 to 1984, Dr. Laffer was the Charles B. Thornton Professor of Business Economics at the University of Southern California. From 1970 to 1976, Dr. Laffer was an Associate Professor of Business Economics at the University of Chicago. From 1972 to 1977, Dr. Laffer was a consultant to the Secretaries of Treasury and Defense. From October 1970 to July 1972, Dr. Laffer was the First Chief Economist at the Office of Management and Budget under George Shultz, while on leave of absence from the University of Chicago.

Other Directorships:

Dr. Laffer serves on the board of directors or board of advisors of numerous public and private companies including MasTec, Inc. (public), Veolia Environmental (public), MPS Group, Inc. (public) and Petco Animal Supplies (public).

PER-OLOF SÖDERBERG

Age:	48

Director Since:	1997

Principal Occupation:	Mr. Söderberg is Chief Executive Officer of Dahl International AB, a wholesale sanitation and heating products company in Northern Europe.

Business Experience:

Mr. Söderberg holds a Masters degree from Stockholm’s School of Economics and an MBA from INSEAD, France. Mr. Söderberg has over twenty years of business experience, mainly with wholesale and trading companies located in Scandinavia, including: President of Dahl International for the past twelve years, a company which has grown from a local wholesaler to the leading wholesaler in its area with over 250 affiliates in Denmark, Norway, Poland, Sweden, Estonia and Finland.

Other Directorships:

RATOS, a private equity company publicly listed in Stockholm; Bergman & Beving, an industrial components trading company publicly traded in Stockholm; Martin Olsson, a food wholesaler based in Sweden; Skandia Investment Management, an insurance investment company; and a board member of the Stockholm School of Economics.

WILLIAM N. SHIEBLER

Age:	61

Director Since:	2002

Principal Occupation:	Mr. Shiebler has been the Chief Executive Officer of the Americas for Deutsche Asset Management, a member of the Deutsche Bank Group since March 2002.

Business Experience:

Mr. Shiebler serves as a director on the boards of MasTec, Inc. and Attensity Corp. and as an advisory director of ValueBond.com. From 1990 to 2000, he was the Senior Managing Director, President and CEO of Putnam Mutual Funds at Putnam Investments in Boston. From 1978 to 1990, he was President and Chief Operating Officer of the InterCapital Division of Dean Witter Reynolds (now Morgan Stanley) in New York.

Other Directorships:	In addition to the directorships listed above, Mr. Shiebler serves as a director on various not-for-profit and charitable boards.

UNLESS INDIVIDUAL STOCKHOLDERS INDICATE OTHERWISE, EACH RETURNED PROXY WILL BE VOTED “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE SIX NOMINEES NAMED ABOVE.

BOARD AND COMMITTEE MEETINGS

During 2002, the Board of Directors held three meetings. In addition, the Board of Directors has established two committees whose functions and current members are noted below. The Audit Committee and Compensation Committee (collectively, the “Board Committees”) are committees of the Board of Directors and consist solely of members of the Board of Directors. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board of Directors and Board Committees on which he served during 2002, except for Messrs. Per-Olof Söderberg and William N. Shiebler.

Audit Committee.    The Audit Committee consists of Messrs. William N. Shiebler and Gerald A. Eppner (Chairman) and Dr. Arthur B. Laffer. During 2002, the Audit Committee held four meetings. The Audit Committee reviews: 1) the independent accountants’ audit and other services; 2) the accountants’ report on our financial statements following completion of their audit; and 3) our policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes annual recommendations to the Board of Directors regarding the appointment of independent accountants for the ensuing year. The Board of Directors has adopted a charter for the Audit Committee, which is reviewed and reassessed annually by the Audit Committee. Certain of this information is set forth in the Audit Committee Report, set forth on page 11 of this Proxy Statement.

Securities and Exchange Commission rules require that we disclose our compliance with National Association of Securities Dealers’ (“NASD”) listing standards that became effective June 14, 2001, regarding the independence of our Audit Committee members and any inclusion on the Audit Committee of a non-independent director. Currently, all of our Audit Committee members are “independent” as defined under Rule 4200(a)(14) of the NASD listing standards and as required by Rule 4350(d)(2)(A) of the NASD’s listing standards, except Mr. Eppner, who serves as a non-independent director of the Audit Committee. Mr. Eppner was elected to serve as a member of the Board of Directors and appointed to the Audit Committee in 1997 and has served as the  Audit Committee’s Chairman since that time. The Audit Committee independence requirements became effective more than three years after Mr. Eppner was first appointed to the Audit Committee. Because Mr. Eppner is a partner in Cadwalader, Wickersham & Taft (“Cadwalader”), a New York law firm that provided certain legal services to us, and we made payments to Cadwalader that exceeded 5% of our consolidated gross revenues, or $200,000, whichever is more, in at least one of the past three years, Mr. Eppner does not qualify as an “independent director” under Rule 4200(a)(14)(D) of the NASD listing standards. After the Annual Meeting, Mr. Eppner will no longer be a member of the Audit Committee. Please also see the Audit Committee Report set forth on page 11 of this Proxy Statement.

Compensation Committee.    The Compensation Committee consists of Dr. Arthur B. Laffer and Mr. William N. Shiebler. During 2002, the Compensation Committee held three meetings. The Compensation Committee makes recommendations to the Board of Directors regarding the compensation philosophy and compensation guidelines for our executives, the role and performance of our executive officers, appropriate compensation levels for our Chief Executive Officer and other executives based on a comparative review of compensation practices of similarly situated businesses, and the design and implementation of our compensation plans and the establishment of criteria and the approval of performance results relative to our incentive plans. Certain of this information is set forth in the Report of Compensation Committee on Executive Compensation, set forth on pages 7-9 of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation.    The current members of the Compensation Committee are Dr. Arthur B. Laffer and Mr. William N. Shiebler. No member of the Compensation Committee has at any time been one of our officers or employees. None of our executive officers serves as a member of the compensation committee or board of directors of any other entity which has an executive officer serving as a member of our Board of Directors or Compensation Committee.

COMPENSATION OF DIRECTORS

Fees.    Directors receive no cash compensation for serving on the Board of Directors or committees thereof, other than reimbursement of reasonable expenses incurred in connection with meetings actually attended.

Equity Incentives.    Under the terms of the 1996 Stock Incentive Plan, non-employee directors typically receive, upon first being elected to the Board of Directors, options to purchase an aggregate of 55,000 shares. The options vest in five equal, annual, cumulative installments of 11,000 shares each.

On February 2, 2002, a total of 821,030 options to purchase common stock held by our directors were cancelled. These options had exercise prices significantly above the then-current market value of our common stock. In connection with the cancellation of these options and under our Compensation Award Stock Program, adopted January 2, 2002, a total of 536,030 shares of common stock were issued to the following directors: Joel-Tomas Citron, 30,977 shares; Gerald A. Eppner, 80,000 shares; Arthur Laffer, 80,000 shares; and Björn Nordenvall, 345,053 shares. Also in connection with the cancellation of these options and under the same program, a total of 285,000 shares of common stock were issued to the following directors, who have since left the Board of Directors: Marvin Caruthers, 80,000 shares; Michael Ionata, 85,000 shares and Ronald Pero, 120,000 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock (“Reporting Persons”) to file with the Securities and Exchange Commission and us initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other of our equity securities. For these purposes, the term “other equity securities” would include options granted under our 1996 Stock Incentive Plan. To our knowledge, based solely on a review of the forms and written representations received by us from the Reporting Persons during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to the Reporting Persons were properly and timely satisfied, except that reports on Form 5, each covering one transaction during 2002, were filed late by Messrs. Caruthers, Driscoll, and Citron and  Drs. Chaplin, Laffer and Nordenvall, and one report on Form 4, covering one transaction, was filed late by Mr. Citron.

EXECUTIVE OFFICERS OF THE COMPANY

See above for biographical information pertaining to Joel-Tomas Citron, our Chairman, and Frederick W. Driscoll, our President and Chief Executive Officer.

David (Dai) Chaplin, Ph.D., 47, was appointed Chief Scientific Officer and Head of Research and Development in July 2000. From 1999 to 2000, Dr. Chaplin served as Vice President of Oncology at Aventis Pharma in Paris. Prior to the merger of Rhone Poulenc Rorer (“RPR”) with Hoechst Marion Roussell, Dr. Chaplin was Senior Director of Oncology at RPR from 1998 to 1999. From 1992 to 1998, Dr. Chaplin headed up the Cancer Research Campaign’s (“CRC”) Tumor Microcirculation Group, based at the Gray Laboratory Cancer Research Trust, Mount Vernon Hospital, London. During this time, he was also a member of the CRC Phase I/II clinical trials committee. Dr. Chaplin also served as Section Head of Cancer Biology at Xenova in the U.K. from 1990 to 1992, and held a senior staff appointment at the British Columbia Cancer Research Centre from 1982 to 1990.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Introduction

Two of our directors, Dr. Arthur B. Laffer and Mr. William N. Shiebler, constitute the Compensation Committee. Dr. Laffer and Mr. Shiebler are each non-employee directors. The Compensation Committee, among other things, is responsible for making recommendations to the Board of Directors with respect to:

(1)    the compensation philosophy and compensation guidelines for our executives;

(2)    the role and performance of each of our executive officers, especially as these affect compensation;

(3)    appropriate compensation levels for our Chief Executive Officer and other executives based on a comparative review of compensation practices of similarly situated businesses; and

(4)    the design and implementation of our compensation plans and the establishment of criteria and the approval of performance results relative to our incentive plans.

An important consideration in respect of all these criteria is our overriding desire to retain cash and to compensate our managers in stock, which also has the effect of aligning their interests with the interests of the stockholders. As a practical matter, the Compensation Committee sets and administers all compensation of our management directors, Messrs. Citron and Driscoll, since neither of Messrs. Citron or Driscoll participate in deliberations regarding, or vote on, their respective compensation matters. The Board of Directors did not modify or reject any action or recommendation of the Compensation Committee regarding compensation for the 2002 fiscal year.

This report sets out the Compensation Committee’s executive compensation philosophy and objectives, describes the components of the Compensation Committee’s executive compensation program and describes the basis on which 2002 executive compensation determinations were made with respect to our executive officers, including those named in the Summary Compensation Table on pages 14-15 of this Proxy Statement.

Compensation Philosophy and Objectives

It is our policy to maintain a flexible managerial and compensation structure so that we may continue to meet our evolving and changing supervisory needs, while tightly controlling our overhead expenses, as our business progresses. As part of this policy, we provide a compensation package that is intended to focus executive behavior on the fulfillment of annual and long-term business objectives, and to create a sense of ownership in us that causes executive decisions to be aligned with the best interests of our stockholders. We also recognize that competition in our markets is strong both for obtaining and retaining high quality executives and key employees, and that we must meet the standards of the marketplace if we are to fulfill our managerial and employee goals.

In 2002, total cash remuneration arrangements with our executive officers serving from time to time amounted to approximately $1,015,577. Our policy has been, and continues to be, to maintain a relatively small number of executives and other employees and to rely as much as possible on consultants and independent contractors for research and development efforts as well as pre-clinical and clinical trials.

Compensation Program Components

Consistent with our executive compensation objectives, compensation for the senior managers consists of two elements: an annual base salary and long-term incentive compensation.

Annual Base Salary.    Base salaries for executive officers are determined with reference to a salary range for each position. Salary ranges are determined by evaluating a particular employee’s position and comparing it with what are believed to be representative prevailing norms for similar positions in similarly sized companies. Within this salary range, an executive’s initial salary level is determined largely through Compensation Committee judgment based on the Compensation Committee’s experience. Salaries are determined at a level to attract, motivate and retain superior executives. We determine annual salary adjustments based on our performance, the individual executive’s contribution to that performance, prevailing norms and our knowledge and experience.

Long-Term Incentive Compensation.    Long-term incentive compensation is provided by the grant of options to purchase shares of common stock under our stock incentive plans. In considering awards, the Compensation Committee takes into account such factors as prevailing norms for the ratio of options outstanding to total shares outstanding, the relative influence each position will have on the building of stockholder value over the long term, and the amount, vesting and expiration dates of each executive’s outstanding options. We look at each executive’s total compensation package and, taking into account our desire to minimize cash outlays as a matter of policy based on fiscal prudence, we expect our executives and key employees to look at the incentive compensation component as being the predominant feature of their overall compensation package.

Issuance of Stock and Restricted Stock in Exchange for Stock Options. Equity incentives have always been a significant component and, in some cases, the sole component, of our compensation package for a broad range of our employees, directors and consultants. This practice has enabled us to attract, retain and motivate experienced and dedicated employees, directors and consultants to achieve and continue our long-term objectives. By linking key parts of their compensation to corporate performance, an employee’s, director’s or consultant’s reward is directly related to our success. We believe the use of equity incentives increases motivation to improve stockholder value. The use of equity incentive compensation also allows us to preserve more of our cash to devote to our core mission of developing products for use in the treatment of cancer.

Some consultants, including some members of our Scientific Advisory and Clinical Trial Advisory Boards, and our non-employee directors, including the undersigned members of the Compensation Committee, receive no cash compensation at all. Their compensation has consisted entirely of stock options. In late 2001, we recognized that, as a result of the decline in our stock price, the effectiveness of our equity-based incentive programs had diminished. We concluded that previously granted options had lost a significant portion of their ability to retain and motivate our executives, key employees and consultants. We also concluded that previously granted options were not appropriately rewarding our directors for their efforts in overseeing the direction and implementation of our business plan and the ongoing work of our management team. We believed, therefore, that a repricing was necessary to provide the intended incentive value that is a fundamental part of our compensation policy.

Accordingly, we offered to cancel 1,119,071 options in January 2002. A total of 1,109,571 options were subsequently cancelled. We established, on January 2, 2002, our Restricted Stock Program, pursuant to which the options of key officers, employees and consultants with exercise prices of $6.00 or more were cancelled and restricted stock was issued to such key officers, employees and consultants. Under our Restricted Stock Program, a total of 208,541 shares of restricted common stock were issued to executive officers, employees and consultants. Of these shares of restricted common stock, 105,000 shares of restricted common stock were issued as follows: Frederick W. Driscoll, 40,000 shares; David Chaplin, 45,000 shares; and Scott Young, 20,000 shares. See “Repricing of Options.” We also established, on January 2, 2002, our Compensation Award Stock Program, pursuant to which options of directors were cancelled and shares of common stock were issued to such directors. Under our Compensation Award Stock Program, a total of 821,030 shares of common stock were issued to directors. Of these shares of common stock, 345,053 shares of common stock were issued to Bjorn Nördenvall. See “Compensation of Directors” and “Repricing of Options.” 80,000 of the cancelled options were not replaced.

Consultant’s Compensation.    We continue to rely to a great extent on consultants, including, among others, the members of our Scientific Advisory Board and the Clinical Trial Advisory Board, in the areas of research and development, clinical trials and clinical trial management and marketing. We believe that, at least presently, it is less expensive and more efficient to engage consultants rather than to expand our overhead by hiring individuals for these positions. In order to retain their motivation and long-term commitment, and in order to conserve cash, from time to time these consultants will be granted options under our stock incentive plans.

Other.    Based on currently prevailing authority and in consultation with outside tax and legal experts, the Compensation Committee has determined that it is unlikely that it would require us to pay any amounts in 2003 that would result in the loss of a federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and accordingly the Compensation Committee has not recommended that any special actions be taken or plans or programs be revised at this time in light of such tax provisions.

RESPECTFULLY SUBMITTED,

THE COMPENSATION COMMITTEE

Arthur B. Laffer

William N. Shiebler

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Our Board of Directors has appointed Ernst & Young LLP as our independent public accountants for the fiscal year ending December 31, 2003. Ernst & Young LLP has audited our financial statements since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to answer questions.

Stockholder ratification of the appointment of Ernst & Young LLP as our independent public accountants is not required by our by-laws or otherwise. However, we are submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of what we consider to be good corporate practice. If the stockholders fail to ratify the appointment, we will reconsider whether or not to retain that firm. Even if the appointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to ratify the appointment of the independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003 AND PROXY CARDS SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

AUDIT FEES

The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year were approximately $206,000.

ALL OTHER FEES

The aggregate fees billed by Ernst & Young LLP for services rendered to us, other than the services described above under the captions “Audit Fees,” for the fiscal year ended December 31, 2002, were approximately $42,000. These services consisted of advice in connection with various corporate strategic matters and tax advice.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Ernst & Young LLP’s independence.

AUDIT COMMITTEE REPORT

The members of the Audit Committee, which is comprised of three directors, have been appointed by the Board of Directors. The current members of the Committee are Messrs. William N. Shiebler and Gerald A. Eppner (Chairman), and Dr. Arthur B. Laffer. The Audit Committee is governed by a charter that has been adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee.

This Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings of ours under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to Regulation 14A or 14C under the Exchange Act, except as specifically provided under the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that this Audit Committee Report be treated as soliciting material or specifically incorporate this Audit Committee Report by reference therein.

The Audit Committee reviews the scope and timing of the independent accountants’ audit and other services, the accountants’ report on our financial statements following completion of their audit and our policies and procedures with respect to internal accounting and financial controls. The Audit Committee also makes annual recommendations to the Board of Directors regarding the appointment of independent accountants for the ensuing year.

Management is responsible for the preparation of our financial statements and the independent accountants have the responsibility for the examination of those statements. The Audit Committee reviewed our audited financial statements for the year ended December 31, 2002 and met with both management and our external accountants to discuss those financial statements. Management and the external accountants have represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also considered the status of pending litigation, if any, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee deemed appropriate.

The Audit Committee has received from the independent accountants their written disclosure and letter regarding their independence from us as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountants the independent accountants’ independence. The Audit Committee also discussed with the independent accountants any matters required to be discussed by Statements on Auditing Standards No. 61, as may be modified or supplemented.

Based upon the reviews and discussions described in this Audit Committee Report, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED,

THE AUDIT COMMITTEE

Gerald A. Eppner, Chairman

Arthur B. Laffer

William N. Shiebler

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 14, 2003, for (a) each of the named executive officers in the Summary Compensation Table on pages 14-15 of this Proxy Statement, (b) each of our directors and director nominees, and (c) all of our directors, director nominees and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 14, 2003 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 12,676,664 shares of common stock outstanding on March 14, 2003.

Name	Number of Shares Beneficially Owned and Nature of Ownership		Percent of Class
David Chaplin	96,100	(1)	*
Joel-Tomas Citron	362,077	(2)	2.8%
Frederick W. Driscoll	82,000	(3)	*
Gerald A. Eppner	82,000		*
Arthur B. Laffer	90,140		*
Björn Nordenvall	667,553	(4)	5.2%
William N. Shiebler	40,000	(5)	*
Per-Olof Söderberg	320,530	(6)	2.5%
Scott Young	23,000	(7)	*
All directors, director nominees and executive officers as a group (nine persons)	1,763,400	(8)	13.6%

*	Indicates beneficial ownership of less than one percent of our outstanding shares of common stock.

(1)	Includes 45,000 shares subject to transfer and forfeiture restrictions and 45,000 options to purchase common stock which are exercisable within 60 days of March 14, 2003 (May 13, 2003) and which are subject to transfer and forfeiture restrictions.

(2)	Includes 175,000 shares subject to transfer restrictions and 150,000 options to purchase common stock which are exercisable within 60 days of March 14, 2003 (May 13, 2003) and which are subject to transfer and forfeiture restrictions.

(3)	Includes 40,000 shares subject to transfer and forfeiture restrictions and 40,000 options to purchase common stock, which are exercisable within 60 days of March 14, 2003 (May 13, 2003) and which are subject to transfer and forfeiture restrictions.

(4)	Includes 345,053 shares subject to transfer and forfeiture restrictions, 85,000 options to purchase common stock, which are exercisable within 60 days of March 14, 2003 (May 13, 2003) and which are subject to transfer and forfeiture restrictions, 160,500 shares held by a corporation organized under the laws of Sweden of which Dr. Nordenvall’s family is the sole stockholder and 77,000 shares held through a capital insurance placed by Dr. Nordenvall.

(5)	All shares are subject to transfer restrictions.

(6)	Includes 1,320 shares held by Mr. Söderberg’s wife and minor children and 80,000 shares subject to transfer and forfeiture restrictions.

(7)	Includes 20,000 shares subject to transfer and forfeiture restrictions and 3,000 options to purchase common stock which are exercisable within 60 days of March 14, 2003 (May 13, 2003) and which are subject to transfer and forfeiture restrictions.

(8)	Includes 323,000 options to purchase common stock held by the directors and executive officers as a group and which are exercisable within 60 days of March 14, 2003 (May 13, 2003).

As of March 14, 2003, the following is the only entity (other than our employees as a group) known to us to be the beneficial owner of more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned and Nature of Ownership	Percent of Class
ODIN Fondene. c/o ODIN Forvaltning Box 1771, Vika, Oslo, Norway	819,995	6.5%

The determination that there were no other persons, entities or groups known to us to beneficially own more than 5% of the common stock was based on a review of all statements filed with respect to us since the beginning of the past fiscal year with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Exchange Act.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth summary information as to compensation received by our former Chief Executive Officer, our current Chief Executive Officer and each of the two other most highly compensated executive officers who received total salary and bonus of at least $100,000 during fiscal 2002 (collectively, the “named executive officers”) for services rendered to us in all capacities during the three fiscal years ended December 31, 2002.

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)		Bonus($)		Other Annual Compensation ($)(a)	Restricted Stock Awards ($)		Securities Underlying Options/ SARs(#)		All Other Compensation ($)(b)
Björn Nordenvall, Ph.D. Former President and Chief Executive Officer	2002 2001 2000	335,577 318,602 300,000	(1) (1) (1)	928,193	(2)	95,637			30,000 55,000 40,000	(3)

Frederick W. Driscoll President and Chief Executive Officer	2002 2001 2000	250,000 250,000 41,827	(4)				42,000	(5)	100,000 40,000 40,000

David Chaplin, Ph.D. Chief Scientific Officer and Head of Research and Development	2002 2001 2000	280,000 271,885 150,000	(6) (6) (6)	25,000 25,000			47,250	(7)	100,000 45,000 45,000		9,750

Scott Young Vice President of Clinical & Regulatory	2002 2001 2000	150,000 123,000 110,000					21,000	(8)	12,000

(a)	Other Annual Compensation for Dr. Nordenvall consisted of amounts paid by us for housing and related expenses, for lease of a car and related costs and amounts paid for relocation during fiscal 2001.
(b)	All Other Compensation for Dr. Chaplin consisted of $9,750 in expenses for tax advice obtained by us on Dr. Chaplin’s behalf and for his benefit.
(1)	Dr. Nordenvall resigned as President and Chief Executive Officer on June 11, 2002. Includes consulting fees for 2002 of $75,000, 2001 of $91,988 and 2000 of $75,000. These consulting fees were paid to B. Omentum Consulting AB, a company organized under the laws of Sweden of which Dr. Nordenvall’s family is the sole shareholder. See “Certain Relationships and Related Transactions.”
(2)	Represents the aggregate value of 345,053 shares on the February 2, 2002 grant date. On February 2, 2002, Dr. Nordenvall tendered to us for cancellation a total of 345,053 options granted to him. In exchange for these options, Dr. Nordenvall received 345,053 shares of common stock under our Compensation Award Stock Program. See “Compensation of Directors,” the Report of Compensation Committee on Executive Compensation and “Repricing of Options.”
(3)	Comprised of 40,000 options that were exercised in 2000 for 40,000 shares of common stock. At the election of Dr. Nordenvall, these shares were subsequently forfeited and cancelled.
(4)	Mr. Driscoll began employment with us in October 2000.
(5)	Represents the aggregate value of 40,000 shares as of December 31, 2002. On February 2, 2002, Mr. Driscoll tendered to us for cancellation a total of 40,000 options granted to him. In exchange for these options, Mr. Driscoll received 40,000 shares of restricted common stock under our Restricted Stock Program. The shares vest in three equal annual installments on February 2, 2003, February 2, 2004 and February 2, 2005 so long as Mr. Driscoll is employed by us. See the Report of Compensation Committee on Executive Compensation and “Repricing of Options.”

(6)	Includes consulting fees of $120,000 in 2002, $120,000 in 2001 and $80,000 in 2000. Dr. Chaplin began employment with us in July 2000.
(7)	Represents the aggregate value of 45,000 shares as of December 31, 2002. On February 2, 2002, Dr. Chaplin tendered to us for cancellation a total of 45,000 options granted to him. In exchange for these options, Dr. Chaplin received 45,000 shares of restricted common stock under our Restricted Stock Program. The shares vest in three equal annual installments on February 2, 2003, February 2, 2004 and February 2, 2005 so long as Dr. Chaplin is employed by us. See the Report of Compensation Committee on Executive Compensation and “Repricing of Options.”
(8)	Represents the aggregate value of 20,000 shares as of December 31, 2002. On February 2, 2002, Mr. Young tendered to us for cancellation a total of 20,000 options granted to him. In exchange for these options, Mr. Young received 20,000 shares of restricted common stock under our Restricted Stock Program. The shares vest in three equal annual installments on February 2, 2003, February 2, 2004 and February 2, 2005 so long as Mr. Young is employed by us. See the Report of Compensation Committee on Executive Compensation and “Repricing of Options.”

EMPLOYMENT AGREEMENTS

Employment Agreement with Björn Nordenvall. In October 1995, we entered into an employment agreement with Dr. Nordenvall. The employment agreement was amended in July 1999, and provided for a base salary of $225,000 per year. The employment agreement provided that either party may terminate the agreement on ninety days’ prior notice. We may terminate the agreement prior to the end of the term for “cause” as defined in the agreement. The employment agreement was amended in April 2002 in conjunction with Dr. Nordenvall’s separation from us, and provided for a final payment of $125,000 in 2002.

Employment Agreement with Frederick W. Driscoll. In October 2000, we entered into an employment agreement with Mr. Driscoll. Mr. Driscoll became our President of Operations and Finance in October 2000 and was appointed President and Chief Executive Officer to replace Dr. Nordenvall upon his departure in June 2002. Pursuant to the agreement, Mr. Driscoll receives a base salary of $250,000 per year. We may terminate the agreement on six months’ prior notice and Mr. Driscoll may terminate the agreement on six months’ prior notice. We may also terminate the agreement prior to the end of the term for “cause” as defined in the agreement.

Employment Agreement with David Chaplin. In July 2000, we entered into an employment agreement with Dr. Chaplin, our Chief Scientific Officer and Head of Research and Development. Pursuant to the agreement, Dr. Chaplin receives a base salary of $160,000 per year. Dr. Chaplin received a signing fee of $25,000 upon signing the employment agreement and another $25,000 in March 2001. We may terminate the agreement on 180 days’ prior notice and Dr. Chaplin may terminate the agreement on six months’ prior notice. We may also terminate the agreement prior to the end of the term for “cause” as defined in the agreement.

Employment Agreement with Joel-Tomas Citron. In January 2002, we entered into an employment agreement with Mr. Citron, our Chairman of the Board. Pursuant to the agreement, Mr. Citron receives base compensation in the amount of $60,000 per year plus an additional $36,000 per year as reimbursement for the cost of medical and health insurance and secretarial services incurred by Mr. Citron. The agreement sets forth the parameters of a bonus program which bonus, if earned, is payable in shares of our common stock. The agreement has a term of two years. We may terminate the agreement prior to the end of the term for “cause” as defined in the agreement and Mr. Citron may terminate the agreement on thirty days’ prior notice.

The outstanding option agreements issued under our equity incentive plans provide for acceleration of the vesting of the options granted upon or in connection with a change in control.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information regarding stock options granted to each of the named executive officers during fiscal 2002.

Name	Number of Securities Underlying Options/SARs Granted (#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5%	10%
Björn Nordenvall	30,000	7.76%	$1.85	04/23/2012	$34,965	$88,245
Frederick W. Driscoll	100,000	25.87%	$2.24	03/15/2012	$141,120	$356,160
David Chaplin	100,000	25.87%	$2.24	03/15/2012	$141,120	$356,160
Scott Young	—	—	$—	—	$—	$—

(1)	The options were granted pursuant to our 1996 Stock Plan, as amended. The options granted to the named executive officers are non-qualified stock options and vest one year from the date of grant or earlier in connection with a change in control.
(2)	The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock, the optionee’s continued employment through the option period and the date on which the options are exercised.

OPTION EXERCISES AND HOLDINGS AS OF DECEMBER 31, 2002

The following table sets forth, as of December 31, 2002, the number of unexercised options held by each named executive officer and the value thereof.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of the Unexercised In-The-Money Options at Fiscal Year-End (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Björn Nordenvall	—	—	85,000	0	0	0
Frederick W. Driscoll	—	—	40,000	100,000	0	0
David Chaplin	—	—	45,000	100,000	0	0
Scott Young	—	—	3,000	3,000	0	(2)

(1)	The value of unexercised in-the-money options at fiscal year end assumes a fair market value for our common stock of $1.05, the closing sale price per share of our common stock as reported in the Nasdaq National Market System on December 31, 2002.
(2)	The exercise price of the option is not to be determined until January 2004.

REPRICING OF OPTIONS

The following table sets forth information concerning the repricing of stock options held by any executive officers that were exchanged for shares of common stock in the last ten completed fiscal years. In January 2002, we offered to cancel 1,119,071 options outstanding with exercise prices significantly above the then-current market value of our common stock. A total of 1,109,571 options were subsequently cancelled. Under the Compensation Award Stock Program, adopted January 2, 2002, a total of 821,030 shares of common stock were issued to directors. In addition, under the Restricted Stock Program, adopted January 2, 2002, 208,541 shares of restricted common stock were issued to employees and consultants. 80,000 of the cancelled options were not replaced. The restricted shares are subject to forfeiture and transfer restrictions until they vest, generally over a three year period. The shares issued to Björn Nordenvall in 2002 in the following table were issued pursuant to the Compensation Award Stock Program. The shares issued to Frederick W. Driscoll, David Chaplin and Scott Young in the following table were issued pursuant to the Restricted Stock Program. For additional information, see the Summary Compensation Table and the Report of Compensation Committee on Executive Compensation. The following table also reflects a repricing effected on December 14, 1998.

Name and Principal Position	Date	Number of Securities Underlying Options Repriced (#)		Market Price of Stock at Time of Repricing ($)	Exercise Price at Time of Repricing ($)	New Exercise Price	Length of Original Option Term Remaining at Date of Repricing
Björn Nordenvall, Ph.D. Former President and Chief Executive Officer	2/2/02 12/14/98	120,053 60,000 30,000 55,000 40,000 40,000 345,053 120,053	(1)	2.69 2.69 2.69 2.69 2.69 2.69 8.9375	8.94 18.125 18.125 5.06 9.69 11.75 30.25	— — — — — — 8.9375	Until 6/14/06 Until 12/15/08 Until 12/15/08 Until 7/12/11 Until 6/29/09 Until 6/29/09 7 years, 182 days

Frederick W. Driscoll President and Chief Executive Officer (2)	2/2/02	40,000		2.69	7.50	—	Until 10/18/10

David Chaplin, Ph.D. Chief Scientific Officer and Head of Research and Development (2)	2/2/02	45,000		2.69	9.875	—	Until 8/5/10

Scott Young Vice President of Clinical & Regulatory (2)	2/2/02	8,000 6,000 3,000 3,000 20,000		2.69 2.69 2.69 2.69	8.50 10.25 15.00 6.313	— — — —	Until 8/24/08 Until 1/04/09 Until 1/3/10 Until 1/3/10

Ronald Pero Former Chief Scientific Officer	12/14/98	46,821	(3)	8.9375	28.8125	8.9375	8 Years, 137 days

Bo Haglund Former Chief Financial Officer	12/14/98	24,253	(4)	8.9375	22.00	8.9375	7 years, 241 days

(1)	The number of shares underlying the option was adjusted as a result of the repricing from 165,000 to 120,053.
(2)	Shares granted to Messrs. Driscoll and Young and Dr. Chaplin vest in three equal annual installments on February 2, 2003, February 2, 2004 and February 2, 2005 so long as they are employed by us.
(3)	The number of shares underlying the option was adjusted as a result of the repricing from 60,000 to 46,821.
(4)	The number of shares underlying the option was adjusted as a result of the repricing from 30,000 to 24,253.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Omentum Consulting Agreement. In October 1995, we entered into a consulting agreement with B. Omentum Consulting AB, a company organized under the laws of Sweden (“Omentum”), of which the family of Dr. Björn Nordenvall, our former Vice Chairman, President and Chief Executive Officer, is the sole shareholder. Pursuant to the agreement, as amended in July, 1999, we pay Omentum consulting fees. In 2002 such consulting fees equaled $75,000.

Chaplin Consulting Agreement. In April 2001, we entered into a consulting agreement with David Chaplin Consultants Ltd., a company organized under the laws of the United Kingdom, of which David Chaplin, our Chief Scientific Officer and Head of Research and Development, is the sole shareholder. Pursuant to the agreement, we pay David Chaplin Consultants Ltd. consulting fees. In 2002 such consulting fees equaled $120,000.

Björn Nordenvall. Under the terms of our Compensation Award Stock Program, participants were permitted to request a loan from us, the proceeds of which are to be used to satisfy any participant tax obligations that arise from the awards. Pursuant to this program effective January 2, 2002, a loan for $428,760 was issued to Dr. Björn Nordenvall, one of our directors, evidenced by an interest-bearing promissory note. The principal amount outstanding under the promissory note accrues interest at a rate of 10% per year, compounded annually. The principal amount, together with accrued interest on the principal amount to be repaid, is to be repaid in three equal installments, on January 2, 2003, January 2, 2004 and January 2, 2005, unless extended by us. We granted an extension on the first installment until January 2, 2004. Shares of common stock have been pledged to us as security for repayment of the obligations under the promissory note. As of May 8, 2003, the amount outstanding on the note was approximately $491,000. After the Annual Meeting, Dr. Nordenvall will no longer be a member of the Board of Directors.

Gerald A. Eppner. Mr. Eppner, one of our directors, is a partner in the New York law firm of Cadwalader, Wickersham & Taft (“Cadwalader”), which provided certain legal services to us. In fiscal 2002, we incurred legal fees for Cadwalader’s services totaling approximately $100,000.

PERFORMANCE GRAPH

The following graph compares the annual percentage change in our cumulative total stockholder return on our common stock during a period commencing on December 31, 1997 and ending on December 31, 2002 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between our share price at the end and the beginning of the measurement period; by (ii) our share price at the beginning of the measurement period) with the cumulative total return of Standard & Poor’s Midcap 400 Index and the Standard and Poor’s Biotechnology Midcap during such period. We have not paid any dividends on our common stock, and we do not include dividends in the representation of our performance. The stock price performance on the graph below does not necessarily indicate future price performance.

MEASUREMENT PERIOD	OXIGENE, INC.	S&P MIDCAP 400 INDEX	S&P BIOTECHNOLOGY MIDCAP
12/31/97	$100.00	$100.00	$100.00
12/31/98	61.43	119.12	179.87
12/31/99	89.29	136.65	312.58
12/31/00	33.57	160.57	462.12
12/29/01	17.54	159.60	382.30
12/31/02	6.00	136.44	189.01

EXPENSES OF SOLICITATION

We will bear the costs of soliciting proxies from our stockholders. We will make this solicitation by mail, and our directors, officers and employees may also solicit proxies by telephone or in person, for which they will receive no compensation other than their regular compensation as directors, officers or employees. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to beneficial owners of our voting securities. We will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that are incurred by them.

STOCKHOLDER PROPOSALS

Your eligibility as a stockholder to submit proposals, the proper subjects of such proposals and other issues governing stockholder proposals are regulated by the rules adopted under Section 14 of the Exchange Act. To be considered for inclusion in the proxy statement relating to our annual meeting of stockholders to be held in 2004, stockholder proposals must be received no later than January 8, 2004. If we do not receive notice of any matter to be considered for presentation at the annual meeting, although not included in the Proxy Statement, by March 24, 2004 management proxies may confer discretionary authority to vote on the matters presented at the annual meeting by a stockholder in accordance with Rule 14a-4 under the Exchange Act. All stockholder proposals should be marked for the attention of The President, OXiGENE, Inc., 321 Arsenal Street, Watertown, Massachusetts 02472.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

ANNUAL REPORT

A copy of our Annual Report to Stockholders is being provided to each of our stockholders with this Proxy Statement. Additional copies may be obtained by writing to OXiGENE, Inc., 321 Arsenal Street, Watertown, Massachusetts 02472.

Watertown, MA

May 8, 2003

OXiGENE, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2003.

The undersigned hereby appoints Frederick W. Driscoll and Marc Heberley, and each of them (with full power to act alone), proxies, with full power of substitution, to vote all shares of common stock of OXiGENE, Inc., a Delaware corporation (the “Company”), owned by the undersigned at the 2003 Annual Meeting of Stockholders of the Company to be held at the Company’s principal offices at 321 Arsenal Street, Watertown, Massachusetts 02472, on June 11, 2003, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof.

THE SHARES RESPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED AND, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES AND APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OF THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN.

(Continued and to be signed on reverse side.)

COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF

OXiGENE, INC.

321 Arsenal St.

Watertown, MA 02472

JUNE 11, 2003

Please sign, date and mail your

proxy card in the envelope provided as soon as possible

Please detach and mail in the envelope provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

☒ PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors. ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	Nominees: o Joel-Tomas Citron o Frederick W. Driscoll o Gerald A. Eppner o Arthur B. Laffer o William N. Shiebler o Per-Olof Söderberg	2. Ratification of Ernst & Young LLP as Independent Auditors. ☐ FOR ☐ AGAINST ☐ ABSTAIN

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “ FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted by this method.

☐

Signature of Stockholder:                                                                                Date:

Signature of Stockholder:                                                                                Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signor is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signor is a partnership, please sign in partnership name by authorized person.